Exhibit 20.2

*** Exercise Your *Right* to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

CHINA TECHNOLOGY DEVELOPMENT GROUP CORP.

BROKER LOGO HERE

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51 MERCEDES WAY
EDGEWOOD NY 11717

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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: July 17, 2009
Date: September 11, 2009 **Time:** 10:00 AM LST
Location: Unit 1903, 19/F, West Tower,
Shun Tak Centre,
168-200Connaught Road Central,
Hong Kong

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You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
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0000028311_1 R2.09.05.010

How To Vote Please Choose One of The Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Internal Use Only Before You Vote How to Access the Proxy Materials Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery please make the request as instructed above on or before Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line. 00000283112 R2.09.05.010 1. Annual Report 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before August 24, 2009 to facilitate timely delivery.

BARCODE 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 123456789012 Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence # . 0000 0000 0000 Voting items 00000283113 R2.09.05.010 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Zhenwei LU 02 Xu QIAN 03 Weidong WANG The Board of Directors recommends you vote FOR the following proposal(s): 2 Approval of the Company’s 2009 Stock Option Plan. To consider and approve the 2009 Stock Option Plan of the Company NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Voting Instructions THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE P99999-010 12 15 # OF # Reserved for Broadridge Internal Control Information Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence # 00000283114 R2.09.05.010